UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Rallybio Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RALLYBIO CORPORATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date	January 26, 2026

Time	10:00 A.M., Eastern Time

Webcast Address	Live audio web conference at www.virtualshareholdermeeting.com/RLYB2026SM

Proposals	1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio ranging from 1-for-5 shares up to 1-for-20 shares, which ratio will be selected by our board of directors.

	2.	To consider any other business as may properly come before the Special Meeting or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on December 30, 2025.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the Special Meeting for ten days before the meeting during ordinary business hours at our principal offices at 234 Church Street, New Haven, CT 06510.
It is important that your shares be represented at the Special Meeting. Therefore, whether or not you plan to attend the meeting virtually, please complete your proxy and return it to us. If you attend the Special Meeting virtually and wish to vote at the meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Stephen Uden, M.D.

Chief Executive Officer

January 2, 2026

i

RALLYBIO CORPORATION
234 Church Street
New Haven, CT 06510
Telephone: (203) 859-3820

PROXY STATEMENT
For the Special Meeting of Stockholders
To be Held on January 26, 2026

General
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Rallybio Corporation (the “Company,” “Rallybio,” “we” or “us”), for use at the Special Meeting of the Company’s stockholders (the “Special Meeting”) to be held on January 26, 2026, at 10:00 A.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about January 2, 2026.
Revocability of Proxy and Solicitation
Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the Special Meeting. Revocation may be made by voting over the internet (with only your latest internet vote counted), voting by telephone (with only your latest telephonic vote counted), attending the Special Meeting and voting the shares of stock, or by delivering a later-dated, properly executed proxy in accordance with the instructions below. Some of our directors, officers and employees may solicit proxies by telephone, e-mail, and in person.
Record Date
Stockholders of record at the close of business on December 30, 2025 (the “Record Date”) will be entitled to receive notice of, attend and vote at the Special Meeting.
Action to be Taken Under Proxy
Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Stephen Uden, our Chief Executive Officer, and Jonathan I. Lieber, our Chief Financial Officer and Treasurer, or either one of them who acts, will vote:
•
FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding common stock at a ratio ranging from 1-for-5 shares up to 1-for-20 shares, which ratio will be selected by the Board. (Proposal No. 1—the “Proposal to Effect a Reverse Stock Split”).

Vote Required; Quorum; Broker Non-votes
As of the Record Date, there were 42,243,774 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of common stock held by them.
The presence, virtually in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Special Meeting.
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether that organization will still be able to vote your shares depends on whether the particular proposal is deemed to be “routine” under the rules of The Nasdaq Stock Market LLC and the New York Stock Exchange . Brokers, banks and other nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.” They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. We expect the Proposal to Effect a Reverse Stock Split to be considered a “routine” matter; therefore, if you do not provide voting instructions to your broker regarding this proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares. Even with respect to routine matters, some brokerage firms, banks or other financial institutions are choosing not to exercise discretionary voting authority. As a result, beneficial holders are urged to direct their brokerage firm, bank or other financial institution how to vote their shares on all proposals to ensure that their votes are counted.
Assuming that a quorum is present, with respect to the Proposal to Effect a Reverse Stock Split, approval will require that the affirmative vote of the majority of the votes cast at the Special Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the vote. Banks, brokers and other nominees generally have discretionary authority to vote on the sole proposal.
Holders of common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Special Meeting.

GENERAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Special Meeting.
According to our records, you were a stockholder of the Company as of the close of business on December 30, 2025.
You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement and at any postponements or adjournments of the Special Meeting. In addition to the mailing of these materials, our directors, officers and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. You are invited to attend the Special Meeting and vote your shares. The Special Meeting will be a virtual meeting of stockholders, and will be held January 26, 2026 at 10:00 A.M. Eastern Time via live webcast. For instructions on how to access the live webcast and attend the virtual Special Meeting, see “How do I attend and vote shares at the virtual Special Meeting?” However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
The Company intends to mail these proxy materials on or about January 2, 2026 to all stockholders of record on the Record Date entitled to vote at the Special Meeting.
What am I voting on?
The following matter is scheduled for a vote:
1.
To approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio ranging from 1-for-5 shares up to 1-for-20 shares, which ratio will be selected by the Board.

The Board is not currently aware of any other business that will be brought before the Special Meeting.
Who can vote at the Special Meeting?
Only stockholders at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 42,243,774 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with Rallybio’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person by webcast at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If your shares are held for you in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.” You have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.
How do I attend and vote shares at the virtual Special Meeting?
The Special Meeting will convene at 10:00 A.M. Eastern Time on January 26, 2026. In order to participate in the Special Meeting live via the internet, you will need the 16-digit control number included in your notice regarding the availability of proxy materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Special Meeting prior to the start time. Online check-in will start 15 minutes before the Special Meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting log-in page.
Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.
How can I submit a question for the Special Meeting?
By accessing www.virtualshareholdermeeting.com/RLYB2026SM our stockholders will be able to submit questions in writing during the Special Meeting, vote, view the Special Meeting procedures, and obtain copies of proxy materials. Stockholders can submit questions in advance of the Special Meeting at www.proxyvote.com. Stockholders will need the 16-digit control number included in your notice regarding the availability of proxy materials, your proxy card or on the instructions that accompanied your proxy materials.
Can I view the proxy materials over the internet?
Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at www.virtualshareholdermeeting.com/RLYB2026SM.
How do I vote?
You may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are simple: If you are a stockholder of record, you may vote by proxy in any of the following ways:
•
By Internet—Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message.

•	By Telephone—Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions.
•
By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card delivered by mail must be received on or prior to January 25, 2026. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

•
At the Special Meeting. You may vote your shares at www.virtualshareholdermeeting.com/RLYB2026SM during the Special Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the Special Meeting website.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on January 25, 2026.
You may also vote during the Special Meeting via the internet at www.virtualshareholdermeeting.com/RLYB2026SM. At this site, you will be able to vote electronically.
If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” You have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What is a quorum for purposes of conducting the Special Meeting?
The presence, virtually in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote thereat, present in person via attendance at the virtual Special Meeting or by proxy, may adjourn the Special Meeting from time to time.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” approval of the Proposal to Effect a Reverse Stock Split, and if any other matter is properly presented at the meeting, the persons named in the accompanying proxy card should vote, or otherwise act, in accordance with their judgment.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” the approval of the Proposal to Effect a Reverse Stock Split. Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.
Who is paying for this proxy solicitation?
We are soliciting this proxy on behalf of the Board and will pay all expenses associated therewith. Some of our officers and other employees may, but without compensation other than their regular, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.
We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.
If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Rallybio Corporation
234 Church Street
New Haven, CT 06510
Attn: Jonathan I. Lieber
Tel: (475) 477-2559 (Ext. 282)
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
I share the same address with another Rallybio stockholder. Why has our household only received one set of proxy materials?
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Rallybio Corporation, 234 Church Street, New Haven, CT 06510, or telephone or e-mail Investor Relations at (475) 477-2559 (Ext. 282) or investors@rallybio.com. If you want to receive separate copies of proxy statements in the future or if you are receiving multiple copies and would like to receive only one printed copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly executed proxy card with a later date;
•	You may authorize a proxy again by internet or telephone at a later time before the closing of those voting facilities; or
•	You may attend the Special Meeting and vote online. Simply attending the Special Meeting virtually will not, by itself, revoke your proxy.
If your shares are held by your broker, bank, or other nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted as votes cast on the Proposal to Effect a Reverse Stock Split and will have no effect on the outcome of the vote. We expect the Proposal to Effect a Reverse Stock Split to be considered a “routine” matter, so banks, brokers and other nominees will have discretionary authority to vote on this proposal. Even with respect to routine matters, some brokerage firms, banks or other financial institutions are choosing not to exercise discretionary voting authority. As a result, beneficial holders are urged to direct their brokerage firm, bank or other financial institution how to vote their shares on all proposals to ensure that their votes are counted.
How many votes are needed to approve the Proposal to Effect a Reverse Stock Split?
The affirmative vote of the majority of shares of common stock cast at the Special Meeting is required for approval.
Is my vote kept confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.
Your vote will not be disclosed either within the Company or to third parties, except:
•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes; and
•	to facilitate a successful proxy solicitation.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be discussed in a Form 8-K filed after the Special Meeting.
Who can help answer my questions?
If you need assistance with voting or have questions regarding the Special Meeting, please contact:
Rallybio Corporation
234 Church Street
New Haven, CT 06510
Attn: Jonathan I. Lieber
Tel: (475) 477-2559 (Ext. 282)

OWNERSHIP OF OUR COMMON STOCK
Ownership By Management
On December 19, 2025, Rallybio had 42,243,774 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Rallybio common stock, as of December 19, 2025, by:
•	each of our directors,
•	each of our named executive officers, and
•	all of our directors and executive officers as a group.
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we have included in the column “Number of Shares Beneficially Owned” all shares of common stock over which the person has sole or shared voting or investment power as of December 19, 2025, and all shares of common stock that the person has the right to acquire within 60 days after December 19, 2025 through the exercise of any stock options. All shares that a person has a right to acquire within 60 days of December 19, 2025 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.
Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Rallybio Corporation, 234 Church Street, New Haven, CT 06510.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Viking Global Investors LP(1)	4,194,777	9.9%
Entities affiliated with Johnson & Johnson(2)	3,636,363	8.6%
Entities affiliated with 5AM Ventures(3)	3,630,724	8.6%
Entities affiliated with New Leaf Venture Partners(4)	3,301,603	7.8%
Entities affiliated with TPG Inc.(5)	3,028,414	7.2%
Entities affiliated with Pivotal bioVenture Partners(6)	2,404,644	5.7%
Directors and Named Executive Officers:
Stephen Uden, M.D.(7)	1,339,288	3.2%
Helen M. Boudreau, M.B.A.(8)	82,752	*
Wendy K. Chung, M.D., Ph.D.(9)	65,215	*
Robert Hopfner, R.Ph., Ph.D., M.B.A.(6)(10)	2,543,327	6.0%
Ronald Hunt, M.B.A.(4)(11)	3,480,481	8.2%
Lucian Iancovici, M.D.	—	*
Hui Liu, Ph.D., M.B.A.(12)	139,204	*
Martin W. Mackay, Ph.D.(13)	1,317,897	3.1%
Christine A. Nash, M.B.A.(14)	61,110	*
Paula Soteropoulos(15)	88,121	*
Jonathan I. Lieber, M.B.A.(16)	304,237	*
Steven Ryder, M.D.(17)	619,856	1.5%
All executive officers and directors as a group (12 persons)(18)	4,335,241	10.3%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 reporting beneficial ownership of Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, and O. Andreas Halvorsen, David C. Ott and Rose S. Shabet (together with Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP,

O. Andreas Halvorsen, David C. Ott and Rose S. Shabet (collectively, the “Viking Reporting Persons”). The Viking Reporting Persons report shared voting and dispositive power over 4,194,777 shares. Viking Global Opportunities Illiquid Investments Sub-Master LP acquired warrants with the right to purchase 3,333,388 shares. However, the terms of the warrants provide that no holder of warrants shall have the right to exercise any portion of the warrants to the extent that, after giving effect to such issuance after exercise, such holder of warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holders) would beneficially own more than 9.99% of the number of shares immediately following exercise (the “Blocker”). Any holder of warrants, upon notice to the Issuer, may increase or decrease the Blocker, subject to a maximum of 19.99%, but any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Issuer. Accordingly, the amount of shares reported as beneficially owned by the Reporting Persons set forth herein excludes shares that the Reporting Persons do not currently have the right to purchase upon exercise of the warrants held directly by Viking Global Opportunities Illiquid Investments Sub-Master LP due to the Blocker. The address of each of the Viking Reporting Persons is 600 Washington Boulevard, Floor 11, Stamford, CT 06901.
(2)
Based on information contained in a Schedule 13G filed with the SEC on July 30, 2024 reporting beneficial ownership of Johnson & Johnson (“J&J”) and Johnson & Johnson Innovation, Inc. (“J&J Innovation” and, together with J&J, the “J&J Reporting Persons”). J&J Innovation is a wholly-owned subsidiary of J&J. The 3,636,363 shares reported as beneficially owned herein are directly beneficially owned by J&J Innovation. J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by J&J Innovation. The J&J Reporting Persons report shared voting and dispositive power over the securities that are directly beneficially owned by J&J Innovation. The address of J&J is One Johnson & Johnson Plaza, New Brunswick, NJ 08901. The address of J&J Innovation is 410 George Street, New Brunswick, NJ 08901.

(3)
Based on information contained in a Form 4 filed with the SEC on June 7, 2022, reporting beneficial ownership of 5AM Opportunities I, L.P. (“Opportunities I”), 5AM Opportunities I (GP), LLC (“Opportunities GP”), 5AM Partners V, LLC (“Partners V”), 5AM Ventures V, L.P. (“Ventures V”), Andrew J. Schwab and Scott M. Rocklage (collectively, the “5AM Reporting Persons”) and a Form 4 filed with the SEC on March 9, 2023 reporting beneficial ownership of Partners V, Ventures V, Andrew J. Schwab and Scott M. Rocklage. Opportunities I is the beneficial owner of 1,251,755 shares and Ventures V is the beneficial owner of 2,378,969 shares. Opportunities GP is the general partner of Opportunities I and may be deemed to have sole voting and dispositive power over the shares held by Opportunities I. Mr. Schwab and Dr. Parmar are each a Managing Member of Opportunities GP and may be deemed to have shared voting and dispositive power over the shares held by Opportunities I. Partners V is the general partner of Ventures V and may be deemed to have sole voting and dispositive power over the shares held by Ventures V. Each of Mr. Schwab, Dr. Parmar and Dr. Rocklage is a Managing Member of Partners V and may be deemed to have shared voting and dispositive power over the shares held by Ventures V. Dr. Parmar, a member of our Board of Directors until October 2024, is a Managing Member at Opportunities GP and Partners V, and may be deemed to have shared voting and dispositive power over all shares held by the 5AM Reporting Persons. Mr. Schwab, Dr. Parmar, Dr. Rocklage, Partners V and Opportunities GP disclaims beneficial ownership over the shares held by Ventures V and Opportunities I, as applicable. The address of each of the 5AM Reporting Persons is 501 2nd Street, Suite 350, San Francisco, California 94107.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2023 reporting beneficial ownership of New Leaf Ventures III, L.P. (“NLV-III”), New Leaf Venture Associates III, L.P. (“NLVA-III”), New Leaf Venture Management III, L.L.C. (“NLVM-III”), New Leaf Biopharma Opportunities II, L.P. (“NL BPO-II”), New Leaf BPO Associates II, L.P. (“NL BPOA-II”) and New Leaf BPO Management II, L.L.C. (“NL BPOM-II”), and Mr. Hunt and Vijay Lathi (together with NLV-III, NLVA-III, NKVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II and Mr. Hunt, the “New Leaf Reporting Persons”). Each of NLV-III, NLVA-III and NLVM-III report shared voting and dispositive power over 2,147,757 shares. Each of NL BPO-II, NL BPOA-II and NL BPOM-II report shared voting and dispositive power over 1,153,846 shares. Each of Mr. Hunt and Mr. Lathi report shared voting and dispositive power over 3,301,603 shares. Mr. Hunt, a member of our Board of Directors, is a Managing Director at New Leaf Venture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the New Leaf Reporting Persons. The address of each of NLV-III, NLVA-III, NLVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II, Mr. Hunt and Mr. Lathi is 156 Fifth Avenue, Suite 820, New York, NY 10010.

(5)
Based on information contained in a Schedule 13D/A filed with the SEC on January 18, 2022 reporting beneficial ownership of TPG GP A, LLC, David Bonderman, James G. Coulter and Jon Winkelried (collectively, the “TPG Reporting Persons”). The TPG Reporting Persons report shared voting and dispositive power over 3,028,414 shares. The address of each of the TPG Reporting Persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(6)
Based on information contained in a Schedule 13D/A filed with the SEC on February 12, 2024 reporting beneficial ownership of Nan Fung Group Holdings Limited (“NFGHL”), NF Investment Holdings Limited (“NFIHL”), Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”), Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”), Pivotal bioVenture Partners Fund I U.G.P. Ltd. (the “Ultimate General Partner”), Pivotal Partners Ltd (“Pivotal Partners”), and Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences,” and together with Pivotal, Pivotal GP, Ultimate General Partner and Pivotal Partners, the “Pivotal Entities,” and together with NFGHL, NFIHL, Nan Fung Life Sciences, Pivotal, Pivotal GP, the Ultimate General Partner and Pivotal Partners, the “Pivotal Reporting Persons”). The Pivotal Reporting Persons report shared voting and dispositive power over 2,404,644 shares. Dr. Hopfner, a member of our Board of Directors, is a General Partner at Pivotal bioVenture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the Pivotal Reporting Persons. The address of each of the Pivotal Entities is 501 Second Street, Suite 200, San Francisco, CA 94107. The address of NFGHL is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)	Includes 603,925 shares issuable to Dr. Uden upon the exercise of options held directly by Dr. Uden that are exercisable within 60 days following December 19, 2025.
(8)	Includes 58,870 shares issuable to Ms. Boudreau upon the exercise of options held directly by Ms. Boudreau that are exercisable within 60 days following December 19, 2025.
(9)	Includes 65,215 shares issuable to Dr. Chung upon the exercise of options held directly by Dr. Chung that are exercisable within 60 days following December 19, 2025.
(10)	Includes 138,683 shares issuable to Dr. Hopfner upon the exercise of options held directly by Dr. Hopfner that are exercisable within 60 days following December 19, 2025. See also Footnote 6
(11)	Includes 178,878 shares issuable to Mr. Hunt upon the exercise of options held directly by Mr. Hunt that are exercisable within 60 days following December 19, 2025. See also Footnote 4.
(12)	Includes 139,204 shares issuable to Dr. Liu upon the exercise of options held directly by Dr. Liu that are exercisable within 60 days following December 19, 2025.

(13)
Consists of (i) 282,609 shares held directly by Dr. Mackay, (ii) 436,517 shares held directly by a limited liability company, of which Dr. Mackay is the managing member, and (iii) 583,357 shares issuable to Dr. Mackay upon the exercise of options held directly by Dr. Mackay that are exercisable within 60 days following December 19, 2025. Dr. Mackay has sole voting and dispositive power over such shares, and is deemed to be the beneficial owner of such shares.

(14)	Includes 61,110 shares issuable to Ms. Nash upon the exercise of options held directly by Ms. Nash that are exercisable within 60 days following December 19, 2025.
(15)	Includes 64,239 shares issuable to Ms. Soteropoulos upon the exercise of options held directly by Ms. Soteropoulos that are exercisable within 60 days following December 19, 2025.
(16)	Includes 285,000 shares issuable to Mr. Lieber upon the exercise of options held directly by Mr. Lieber that are exercisable within 60 days following December 19, 2025.
(17)	Includes 416,250 shares issuable to Dr. Ryder upon the exercise of options held directly by Dr. Ryder that are exercisable within 60 days following December 19, 2025.
(18)	The beneficial ownership of all directors and executive officers.

PROPOSAL 1—TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO RANGING FROM 1-FOR-5 SHARES UP TO 1-FOR-20 SHARES, WHICH RATIO WILL BE SELECTED BY THE BOARD
The Board recommends that you approve the amendment of the Certificate of Incorporation to add ARTICLE XI — REVERSE STOCK SPLIT to our Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio ranging from 1-for-5 shares up to 1-for-20 shares, which ratio will be selected by the Board.
As of December 19, 2025, there were:

Shares of common stock
Outstanding	42,243,774
Issuable upon exercise of options and vesting of restricted stock units (“RSUs”) outstanding under the 2021 Equity Incentive Plan	5,897,776
Reserved for future grants, awards and issuances under the 2021 Equity Incentive Plan	4,162,256
Reserved for future purchases under the 2021 Employee Stock Purchase Plan	777,012
Issuable upon the exercise of pre-funded warrants	3,333,388
Outstanding on a fully diluted basis(1)	56,414,206

(1)
Assuming all shares reserved under our current equity compensation plans are granted, all shares reserved under our current employee stock purchase plan are purchased and all pre-funded warrants are exercised.

Purpose of the Amendment to our Certificate of Incorporation
The Board believes it is in the best interest of the Company to approve the amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock to give the Company greater flexibility in considering and planning for future potential business needs. The reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.
The Board also believes the amendment to our Certificate of Incorporation is necessary to ensure that we continue to satisfy the requirements for the continued listing of our common stock on the Nasdaq Capital Market (“Nasdaq”), which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. Companies listed on Nasdaq, however, are subject to various rules and requirements imposed by Nasdaq which must be satisfied in order to continue having their stock listed on the exchange (these are called the Nasdaq’s continued listing requirements). One of these requirements is the “minimum bid price” requirement set forth in Marketplace Rule 5450(a)(1), which requires that the bid price of the stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from Nasdaq if the closing bid price of its stock remains below $1.00 per share for an extended period of time.
The closing bid price of our common stock was below $1.00 per share for 30 consecutive trading days beginning from January 8, 2025. On February 24, 2025, we received a delisting determination letter from Nasdaq indicating that we were at risk of delisting for failure to remain in compliance with the minimum bid price requirement set forth in Nasdaq Rule 5450(a)(1). In accordance with Nasdaq Rule 5810(c)(3)(A), we had 180 calendar days, or until August 25, 2025, to regain compliance with the minimum bid price requirement. To regain compliance with the minimum bid price requirement, the closing bid price per share of our common stock would have had to be $1.00 or higher for a minimum of ten consecutive trading sessions during this initial 180-day compliance period. However, this did not occur, and on August 26, 2025, we were notified by Nasdaq that it had approved our application to transfer our listing to the Nasdaq Capital Market and that, as a result, we were eligible for an additional 180-day period, or until February 23, 2026, to regain compliance with the minimum bid price requirement.
We believe a reverse stock split will result in a higher price per share for outstanding shares of our common stock, and therefore will allow us to maintain compliance with Nasdaq’s continued listing requirements. A reverse stock split by a publicly traded company generally reduces the number of shares outstanding while leaving the market capitalization of the company the same, which should increase the price per share of the company’s stock. After a reverse stock split, the enterprise value of a company is spread over fewer shares and so the per share price of the stock should be higher. Even if a reverse stock split is effected, the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares of common stock outstanding.
With the exception of the Company’s routine practice of granting stock options, restricted stock units, and other stock-based awards to employees and, in certain instances, its consultants, the Company has no current agreement regarding the issuance of additional shares of common stock resulting from the increase in the number of unissued shares available for issuance under our Certificate of Incorporation after giving effect to the proposed reverse stock split. Unless required by applicable law or stock exchange rules, no further vote of the stockholders will be required to issue such shares.
In addition to the foregoing, the Board also believes that an increased bid price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.
For the above reasons, we believe that providing the Board with the ability to effect the reverse stock split, in the event that it determines, in its sole discretion, that implementing the reverse stock split will help us regain and maintain compliance with Nasdaq’s continued listing requirements and, as a result, could also improve the marketability and liquidity of our common stock, is in the best interests of the Company and our stockholders. However, although we expect that the reverse stock split will result in an increase in the bid price of our common stock, the reverse stock split may not result in a permanent increase in the bid price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions as well as factors specific to Rallybio, including our financial results and outlook, and other factors detailed from time to time in the reports we file with the SEC. Regardless of whether or not our Board believes that implementing the reverse stock split could help us regain and maintain compliance with Nasdaq’s continued listing requirements, our Board reserves the right not to implement the reverse stock split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders approve the Proposal to Effect a Reverse Stock Split, the Board will be authorized to proceed with the reverse stock split. The exact ratio of the reverse stock split, within the 1-for-5 to 1-for-20 range, would be determined by the Board and publicly announced by us prior to the effective time of the reverse stock split. In determining whether to proceed with the reverse stock split and setting the appropriate ratio for the reverse stock split, the Board will consider, among other things, factors such as:
•	Rallybio’s compliance with Nasdaq’s continued listing requirements;
•	the number of shares of our common stock that would be outstanding following the reverse stock split;
•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;
•	business developments affecting us; and
•	prevailing general market and economic conditions.
Principal Effects of the Amendment to our Certificate of Incorporation
Effect on Common Stock
The amendment to our Certificate of Incorporation will not change the number of authorized shares of common stock or the relative voting power of our stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if effected, would affect all holders of our common stock uniformly. The amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the

Exchange Act. We do not intend for the reverse stock split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act, and we will continue to be subject to the periodic reporting and other requirements of the Exchange Act after giving effect to the reverse stock split. Following the reverse stock split, we expect our common stock will continue to be listed on the Nasdaq under the symbol “RLYB,” although it will trade under a new CUSIP number.
The following table contains approximate information, based on share information as of December 19, 2025 relating to our outstanding common stock based on the proposed reverse stock split ratios assuming that the proposal is approved and the reverse stock split is implemented.

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Not Outstanding
Pre-Reverse Stock Split	200,000,000	42,243,774	157,756,226
Post-Reverse Stock Split 1:5	200,000,000	8,448,754	191,551,246
Post-Reverse Stock Split 1:10	200,000,000	4,224,377	195,775,623
Post-Reverse Stock Split 1:15	200,000,000	2,816,251	197,183,749
Post-Reverse Stock Split 1:20	200,000,000	2,112,188	197,887,812

Fractional Shares
No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares equal to the fair market value of such fractional shares, as determined in good faith by the Board.
Effect on Stock Options, Restricted Stock Units and Pre-Funded Warrants
As of December 19, 2025, we had approximately 5,897,776 shares subject to stock options and unvested RSUs outstanding under our stock incentive plans. Under the Rallybio Corporation 2021 Equity Incentive Plan (the “2021 Plan”), and 2021 Employee Stock Purchase Plan (together with the 2021 Plan, the “Equity Plans”), an appropriate adjustment to the share pools and awards granted under the Equity Plans must occur in the event of a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under the Equity Plans, as well as any non-employee director limit are expected to be proportionately adjusted to reflect the reverse stock split. The number of shares subject to any outstanding award or to any outstanding option under the Equity Plans, and the exercise price, grant price or purchase price relating to any such award or option under the Equity Plans, are also expected to be proportionately adjusted to reflect the reverse stock split. In addition, pursuant to the authority provided under the Equity Plans, the Company is authorized to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to the Equity Plans.
For illustrative purposes only, if a 1-for-5 reverse stock split is effected, the 10,060,032 shares that remain available for issuance under the 2021 Plan, as of December 19, 2025, are expected to be adjusted to 2,012,006 shares, subject to increase as awards outstanding under the 2021 Plan expire or are forfeited and revert to the share pool per the terms of the 2021 Plan. Further, for illustrative purposes only, if a 1-for-5 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $0.50 per share, would be adjusted as a result of a 1-for-5 split ratio into an option exercisable for 2,000 shares of common stock at an exercise price of $2.50 per share. If a fractional share would result from any adjustment made to an outstanding award under the Equity Plans in connection with the reverse stock split, the fractional share will be disregarded and the number of shares underlying the outstanding award will be rounded down to the nearest whole share.
As of December 19, 2025, we had pre-funded warrants outstanding to purchase up to an aggregate of 3,333,388 shares of common stock. The exercise price of the pre-funded warrants is $0.0001 per share of common stock.

The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment if the reverse stock split is effected. For illustrative purposes only, if a 1-for-5 reverse stock split is effected, the pre-funded warrants outstanding as of December 19, 2025, will be exercisable for 666,677 shares of common stock at an exercise price of $0.0005 per share.
Procedures for Effecting the Reverse Stock Split
If the amendment to our Certificate of Incorporation is approved by the stockholders at the Special Meeting, the Certificate of Amendment (as defined below) will be filed with the Secretary of State of the State of Delaware to effect the amendment to our Certificate of Incorporation as soon as practicable after the Special Meeting. The form of the Certificate of Amendment that would be enacted if the amendment to our Certificate of Incorporation is adopted is set forth in Appendix A to this Proxy Statement (the “Certificate of Amendment”).
If the amendment to our Certificate of Incorporation is approved by our stockholders and the reverse stock split is implemented, each holder of our common stock will own a reduced number of shares of our common stock. The reverse stock split will be realized simultaneously and uniformly for all holders of our common stock and will not affect any stockholder’s percentage ownership interest in our Company.
Stockholders of Record
Our stockholders of record hold their shares in certificated form, direct registration system (“DRS”) form, book-entry form or some combination of certificated, DRS and book-entry form. If the reverse stock split is implemented, all stockholders of record will receive a transmittal letter from our transfer agent, Computershare Trust Company, N.A., who we expect to act as our exchange agent if the reverse stock split is implemented. The letter of transmittal will contain instructions on how to surrender your certificates, if any, representing your shares of our pre-split common stock to Computershare Trust Company, N.A., as well as certain other necessary information. Any expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by the Company.
Beneficial Owners of Shares Held in Street Name
Upon the effectiveness of the reverse stock split, shares held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as registered stockholders whose shares are registered in their names. However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for reflecting the reverse stock split in their records and distributing cash received in lieu of fractional share interests to the beneficial owners of such shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split
The Board reserves the right to abandon the amendment to our Certificate of Incorporation without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment, even if the proposed Certificate of Amendment has been authorized by our stockholders at the Special Meeting.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Code of 1986, as amended (the “Code”)) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable United States Treasury Regulations promulgated under the Code (the “Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the Internal Revenue Service (“IRS”) has been or will be requested in connection with the reverse stock split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the reverse stock split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the reverse stock split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the reverse stock split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.
General Tax Treatment of the Reverse Stock Split
The reverse stock split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our common stock for a lesser number of shares of common stock, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of common stock received in the reverse stock split will be the same such U.S. Holder’s aggregate tax basis in the shares of our common stock that such U.S. Holder owned prior to the reverse stock split. The holding period for the common stock received in the reverse stock split will include the period during which a U.S. Holder held the shares of our common stock that were surrendered in the reverse stock split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR
REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
Vote Required
Assuming that a quorum is present, approval of the Proposal to Effect a Reverse Stock Split requires the affirmative vote of the majority of the votes cast at the Special Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the vote. Banks, brokers and other nominees generally have discretionary authority to vote on the proposal.

The Board of Directors recommends a vote “FOR” the Proposal to Effect a Reverse Stock Split, to effect a reverse stock split of our issued and outstanding common stock at a ratio ranging from 1-for-5 shares up to 1-for-20 shares, which ratio will be selected by the Board.

GENERAL MATTERS
Stockholder Proposals for 2026 Annual Meeting of Stockholders
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in the proxy statement for the Company’s 2026 annual meeting of stockholders, stockholder proposals must have been received by our Secretary at our principal executive offices no later than the close of business on December 8, 2025, which is 120 days prior to the date that is one year from April 7, 2025, the mailing date of our proxy statement for our 2025 Annual Meeting of Stockholders.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Rallybio Corporation, 234 Church Street, New Haven, CT 06510. The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2026 annual meeting of stockholders, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2026 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2026 annual meeting must notify us no earlier than January 13, 2026 and no later than February 12, 2026. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2026 annual meeting.
Any stockholder who intends to solicit proxies in support of a director nominee other than the Company’s nominees must also comply with Rule 14a-19 under the Exchange Act.
Householding of Meeting Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

OTHER BUSINESS
The Board knows of no business to be brought before the Special Meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.
By Order of the Board of Directors,
Stephen Uden, M.D.
Chief Executive Officer
New Haven, Connecticut
January 2, 2026

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
RALLYBIO CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The name of the corporation is Rallybio Corporation (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Certificate of Incorporation”). The Certificate of Incorporation was amended on July 12, 2021. The Certificate of Incorporation, as amended, was amended and restated on August 2, 2021 (the “Restated Certificate”). This Certificate of Amendment (the “Amendment”) amends certain provisions of the Restated Certificate, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
2. The Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the following amendment to the Restated Certificate, and declaring the Amendment to be advisable.
3. This Amendment was duly adopted by the vote of the stockholders holding the requisite number of shares of outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.
4. The Restated Certificate is hereby amended by adding the following Article XI — REVERSE STOCK SPLIT:
ARTICLE XI — REVERSE STOCK SPLIT
As of 12:01 A.M. (Eastern Time) on February  , 2026 (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock (including each share of treasury stock, collectively, the “Pre-Split Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to      of a share of Common Stock (such reduction of shares designated as the “Reverse Stock Split”). The par value of the Corporation’s Common Stock following the Reverse Stock Split shall remain $0.0001 per share. Each holder of a certificate or certificates of Pre-Split Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder’s Pre-Split Stock divided by     , with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a “Fractional Share”). No Fractional Shares will be issued for Pre-Split Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Fractional Share multiplied by y) the closing price of the Company’s Common Stock as reported on The Nasdaq Capital Market or other principal market of the Common Stock on the first business day immediately preceding the date of the Effective Time.”
5. This Amendment shall be effective as of February  , 2026 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.
6. Except as set forth in this Amendment, the Restated Certificate remains in full force and effect.
IN WITNESS WHEREOF, the undersigned has duly executed this Amendment in the name of and on behalf of the Corporation on this     day of January, 2026.

RALLYBIO CORPORATION

By:
Name:	Stephen Uden, M.D.
Title:	Chief Executive Officer

A-1

RALLYBIO CORPORATION
234 CHURCH STREET
NEW HAVEN, CT 06510

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time January 25, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RLYB2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time January 25, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82527-TBD

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RALLYBIO CORPORATION

The Board of Directors recommends you vote FOR Proposal 1:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V82528-TBD

RALLYBIO CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
January 26, 2026

The stockholders hereby appoint Stephen Uden and Jonathan Lieber, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rallybio Corporation that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Monday, January 26, 2026, virtually at www.virtualshareholdermeeting.com/RLYB2026SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE